UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2011

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-160093	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch St., 17th Floor Philadelphia, PA		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 243-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 28, 2011, the board of directors of Independence Realty Trust, Inc. (the “Company”) authorized and declared a special distribution for July 2011 and distributions for the months of August and September 2011. The July distribution will be paid to the stockholder of record on July 29, 2011 in an amount equal to $0.0509589 per share, which for the month of July is equivalent to a 6.0% annualized rate based on a share price of $10.00. This distribution will be paid on or before August 15, 2011. The declared distributions for the months of August and September will be payable to stockholders of record at a rate of $0.0016438 per share per day, which is an amount that is equivalent to a 6.0% annualized distribution rate based on a share price of $10.00. Distributions for the months of August and September will be aggregated and paid on or before the fifteenth day following the completion of each respective month. All distributions will be paid in cash or reinvested in stock for those participating in the Company’s distribution reinvestment plan.

Today, the Company issued a press release announcing the declaration of the distributions described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this filing in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Press Release, dated August 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

	By:	/s/ JACK E. SALMON
August 2, 2011		Jack E. Salmon
President and Chief Financial Officer

Exhibit Index

The following exhibit is included in this Current Report on Form 8-K and is numbered in accordance with Item 601 of Regulation S-K.

Exhibit No.	Description

99.1	Press Release, dated August 2, 2011